UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 21, 2007

Delta Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12109	11-33336165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Woodbury Road, Suite 200, Woodbury, New York 11797-9003
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (516) 364-8500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On August 22, 2007, Delta Financial Corporation (the “Registrant”) issued a press release announcing staff reductions.  The Company eliminated approximately 20% of its nationwide workforce effective on August 22, 2007 in response to a decrease in origination volume driven by market conditions.  The Registrant committed to this course of action between August 21 and August 22, 2007.

The Company expects to incur a pre-tax charge of approximately $2.0 million to $2.5 million covering one-time severance benefits and other related charges.  Substantially all of these expenses are expected to consist of cash expenditures.  The one-time severance benefits will be paid in full within approximately two weeks of the termination date.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit(s)
99.1           Press Release, dated August 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA FINANCIAL CORPORATION
                      (Registrant)

By: /s/ Marc E. Miller
Name: Marc E. Miller
Title: Executive Vice President
          and Secretary

Dated: August 22, 2007